                                 May 15, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas 66002-0188
Attention: Chief Financial Officer

     Re:  Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
          Restated Credit Agreement by and among the Company, Harris Trust and
          Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Twelfth Amendment and Forbearance Agreement dated as of
December 18, 2001 (the "Twelfth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit
Agreement through June 30, 2002. The Company has requested that the Agent extend the termination date of Letter of Credit No. SPL35274 issued by the Agent (the
"Letter of Credit") to April 3, 2003.

     Accordingly, effective upon the execution of this letter by the Company,
Guarantors and Required Banks in the spaces provided for that purpose below
(which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the Agent shall amend the
Letter of Credit to extend its termination date to April 3, 2003 and (ii) the
Company agrees that the fees payable pursuant to Section 2.1(b) of the Credit
Agreement with respect to all Letters of Credit issued under the Credit
Agreement shall be 2% per annum.

     Except as specifically modified hereby, all of the terms and conditions of the CreditAgreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other
Defaults or Events of Default that now exist.

     All defined terms used herein and not defined herein shall have the same meaning herein as in the Twelfth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                          Very truly yours,
                                          HARRIS TRUST AND SAVINGS BANK, in
                                            its individual capacity as a Bank
                                            and as Agent

                                          By: /s/ Betzaida Erdelyi
                                          Title: Vice President

                                          COMMERCE BANK, N.A.

                                          By:____________________________________
                                          Title: __________________________________

                                          US BANK NATIONAL ASSOCIATION

                                          By: /s/ Craig D. Buckley
                                          Title: Vice President

                                          KEY BANK NATIONAL ASSOCIATION

                                          By: /s/ Arthur E. Cutler
                                          Title: Senior Vice President

                                          COMERICA BANK

                                          By: /s/ Andrew R. Craig
                                          Title: Vice President

                                          HIBERNIA NATIONAL BANK

                                          By:____________________________________
                                          Title: __________________________________

                                          NATIONAL WESTMINSTER BANK PLC

                                          Nassau Branch

                                          By:____________________________________
                                          Title: __________________________________

                                          New York Branch

                                          By:____________________________________
                                          Title: __________________________________.

                                       -3-

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION

                                          By: /s/ Calvin R. Emerson
                                          Title: Vice President

Agreed and Accepted:

ATCHISON CASTING CORPORATION
By: /s/ Kevin T. McDermed
Title: VP & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
SPRINGFIELD IRON CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By: /s/ Kevin T. McDermed
Title: Vice Pres.

GILMORE INDUSTRIES, INC.
By: /s/ John R. Kujawa
Title: President

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